UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009 (July 9, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street, Suite 600
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SpongeTech Delivery Systems, Inc., a Delaware corporation (the “Company” or “SpongeTech”) acknowledges that this Current Report on Form 8-K as well as other filings with the Securities and Exchange Commission (“SEC”) and the Company’s releases issued to the public contain various statements relating to future results, including certain projections and business trends. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” and similar language. These forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2008, which was filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2008. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company’s industry and the general economy; competitive factors; ability to attract and retain personnel; the price of the Company’s common stock; and the risk factors set forth from time to time in the reports the Company file with the SEC. The Company’s actual results may differ materially from results anticipated in these forward-looking statements.  The Company bases its forward-looking statements on information currently available to it, and the Company assumes no obligation to update them. In addition, the Company’s historical financial performance is not necessarily indicative of the results that may be expected in the future and the Company believes that such comparisons cannot be relied upon as indicators of future performance.

Item 1.01              Entry Into a Material Definitive Agreement

On July 9, 2009, SpongeTech Delivery Systems, Inc. (“SpongeTech,” the “Company,” “we,” “us,” or “our”) closed the transaction contemplated by a certain Membership Interest Purchase Agreement, the salient terms of which are set forth in detail under Item 2.01 below.  The identities of the parties to this material definitive agreement are set forth below and in the agreement attached as an exhibit to this Current Report on Form 8-K.

Dicon is a manufacturer of certain of the Company’s products. Dicon has also performed research and development services and packaging and shipping services for the Company in the past.  Additionally, the Company previously relied upon certain technology patents which are licensed by Dicon.  The terms of the transaction and the purchase price agreed upon were the result of arm’s length negotiations between SpongeTech, Dicon and the Dicon Equityholders.

Item 2.01              Completion or Acquisition or Disposition of Assets

On July 9, 2009 (the “Closing Date”), we consummated the acquisition (the “Acquisition”) of Dicon Technologies, LLC (“Dicon”), pursuant to that certain Membership Interest Purchase Agreement (the “Agreement”) dated as of July 9, 2009, which we entered into with Dicon and the equity owners of Dicon as sellers (the “Dicon Equityholders”).  Pursuant to the Agreement, we acquired 100% of the membership interests in Dicon, for a purchase price of $2,350,000.  In addition, we paid off Dicon’s loan with Wachovia Bank, of approximately $2.2 million, and agreed to provide Dicon with (i) up to an additional $250,000 for Dicon’s purchase of manufacturing equipment for a second production line dedicated to the manufacturing of our products, as well as (ii) an inter-company credit line of $270,000 for Dicon’s general working capital needs. The only liabilities assumed pursuant to the Agreement are those that are incurred by Dicon in the ordinary course of business.

As a result of the closing of the Acquisition, Dicon became our wholly owned subsidiary.

The Agreement contains standard representations and warranties, and indemnification provisions, for a transaction of this type. In addition, the Dicon Equityholders (other than Wayne Celia, who is subject to the provisions of his Employment Agreement discussed below) agreed to certain confidentiality and non-disclosure provisions, as well as customary non-competition and non-interference for a period of five years from the Closing Date.

In connection with the Acquisition, Dicon entered into employment agreements with certain key employees, and we entered into an employment agreement with Wayne Celia (the “Employment Agreement”), pursuant to which Mr. Celia will serve as President and CEO of Dicon for a term commencing on July 1, 2009 and ending on December 31, 2011.  Mr. Celia will report to our CEO, Michael Metter, and our CFO and COO, Steven Moskowitz.  Pursuant to the Employment Agreement, Mr. Celia will be paid an annual salary of $265,000 for 2009, $274,275 for 2010 and $283,875 for 2011.  In addition, he is entitled to certain incentive compensation payments that are linked to Dicon’s achievement of certain projections relating to base year sales and base year earnings before interest, depreciation and amortization.

We and Mr. Celia each have the right to terminate the Employment Agreement upon thirty days written notice.  If the Employment Agreement is terminated by us “without cause,” which would include termination by Mr. Celia for “Good Reason” (as defined in the Employment Agreement) or termination by us as result of a “Change of Control” transaction (as defined in the Employment Agreement), Mr. Celia will be entitled to receive a severance payment in an amount equal to his annual base salary then in effect. In addition, we will continue to pay Mr. Celia’s health and disability insurance premiums for the longer of the twelve-month period, or the remainder of the term, following such termination.  If Mr. Celia is terminated for “cause,” Mr. Celia shall be entitled only to any unpaid salary through the date of termination.  “Cause” is defined as: (i) an act or acts of personal dishonesty taken by Mr. Celia and intended to result in his substantial personal enrichment at the expense of Dicon or SpongeTech, (ii) subject to the following sentences, repeated violation by Mr. Celia of his material obligations under the Employment Agreement which are demonstrably willful and deliberate on his part  (including, but not limited to, his failure to follow the instructions of SpongeTech’s CEO, CFO or COO) and which are not remedied in a reasonable period of time after receipt of written notice from SpongeTech’s or Dicon’s Board of Directors, (iii) the willful engaging by Mr. Celia in illegal conduct, or gross misconduct, that is materially and demonstrably detrimental to Dicon or SpongeTech or the brand or reputation of Dicon or SpongeTech, respectively, monetarily or otherwise; or (iv) his conviction of, or plea of nolo contendere to, any criminal act which is a felony.

Mr. Celia has agreed to preserve all confidential and proprietary information relating to Dicon’s and SpongeTech’s business during the term of his employment and thereafter.  In addition, Mr. Celia has agreed to non-competition provisions that are in effect during the term of the Agreement and for one year thereafter, and non-solicitation provisions that are in effect for two years after termination of the Employment Agreement.

The foregoing summary of the agreements and transactions described in above is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to the this Current Report on Form 8-K.

The Company announced this event by press release on July 9, 2009, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired

The audited financial statements of Dicon required by this item has not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Current Report is filed.

(b)         Pro forma financial information

The pro forma financial information required by this item has not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Current Report is filed.

(c)         Shell company transactions

Not applicable.

(d)        Exhibits

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated as of July 9, 2009, by and among SpongeTech Delivery Systems, Inc., Dicon Technologies LLC and the sellers named therein.
10.2	Employment Agreement with Wayne Celia (included as Exhibit A in Exhibit 10.1 above).
99.1	Press Release of the Company dated July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: July 15, 2009	By:	/s/ Steven Moskowitz
Steven Moskowitz
Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated as of July 9, 2009, by and among SpongeTech Delivery Systems, Inc., Dicon Technologies LLC and the sellers named therein.
10.2	Employment Agreement with Wayne Celia (included as Exhibit A in Exhibit 10.1 above).
99.1	Press Release of the Company dated July 9, 2009.